Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT is dated effective as of October 29, 2024 (the “Effective Date”), by and between AYRO, Inc., a Delaware corporation (the “Company”), and Natale Rea (“Rea”). Rea and the Company are together referred to herein as the “Parties” or singly as a “Party.” This Stock Repurchase Agreement and all documents and instruments delivered pursuant to the terms hereof, are collectively referred to herein as the “Agreement.”

RECITALS

WHEREAS, Rea is the record and beneficial owner of 418,478 shares of the Company’s common stock, US$0.0001 par value per share (“Common Stock”); and

WHEREAS, the Company desires to repurchase from Rea, and Rea desires to sell to the Company, a total of 418,478 shares of Common Stock (the “Shares”), constituting all of Rea’s ownership interest in the Company, for certain consideration and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, agreements and covenants herein, the Parties hereto hereby agree as follows:

1. Sale and Purchase.

(a) Upon the basis of the representations and warranties and on the terms and subject to the conditions set forth in this Agreement, and for the consideration set forth below, Rea hereby sells, assigns and transfers to the Company the Shares free and clear of all security interests, pledges, mortgages, liens, charges, encumbrances, adverse claims, restrictions or other burdens or encumbrances of any kind (collectively, “Encumbrances”).

(b) Upon the execution of this Agreement, as consideration for the repurchase and redemption of the Shares, the Company shall pay to Rea an aggregate cash purchase price of US$376,630.20 (equal to US$0.90 per share) payable by check or wire transfer in immediately available funds as directed by Rea (the “Payment”), as the purchase price of the Shares. The Payment shall be made promptly but in any event within one (1) business day of the Parties’ execution and delivery of this Agreement.

2. Representations and Warranties of Rea. Rea represents and warrants to the Company that:

(a) The Shares are in book-entry form and are not certificated and Rea is not in possession of any stock certificates evidencing the Shares. Rea is the sole record owner and is the beneficial owner of the Shares; other than Rea, no person has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the vote, of the Shares; and Rea has good and valid title to the Shares, free and clear of any Encumbrances. Except for this Agreement, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of the Shares, any interest therein or any rights with respect thereto, or relates to the voting, disposition, exercise, conversion or control of the Shares, or (ii) obligates Rea to grant, offer or enter into any of the foregoing.

(b) The sale by Rea of the Shares and the delivery of the certificate representing the Shares to the Company, upon receipt of payment therefor, pursuant hereto will transfer to the Company good and valid title to the Shares, free and clear of all Encumbrances.

(c) Rea (i) is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended, and (ii) has consulted with his own legal, tax, business, investment, financial and accounting advisors to the extent he has deemed necessary. Rea is entering into this Agreement with a full understanding of all of the terms, conditions and risks hereof (economic and otherwise), is capable of independently evaluating and understanding (on his own behalf or through independent professional advice) and of assuming, understanding and accepting such terms, conditions and risks.

(d) Rea hereby expressly acknowledges and agrees that (i) the consideration given in exchange for the Shares as represented in this Agreement is fair, equitable and valid, (ii) the price of the Company’s Common Stock is subject to market forces, which may result in variances in the value thereof, which variances may be significant and (iii) the Company has access to material non-public information about the Company that is not available to Rea.

(e) This Agreement has been duly executed and delivered by Rea and constitutes the legal, valid and binding obligation of Rea enforceable against him in accordance with its terms.

(f) The execution and delivery of this Agreement or any other agreement or instrument executed and delivered pursuant hereto by Rea does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by Rea of the obligations that he is obligated to perform hereunder or thereunder do not:

i.	create any lien on any of the Shares under any indenture, mortgage, lien, agreement, contract, commitment or instrument to which Rea is a party;

ii.	conflict with any law applicable to Rea; or

iii.	conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which Rea is a party or otherwise bound;

except as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect and would not prevent, materially delay or materially impede the performance by Rea of his obligations under this Agreement.

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3. Rea Release. Rea hereby waives and releases and promises never to assert any claims or causes of action, whether or not now known, against the Company, or its respective predecessors, successors or past or present subsidiaries, officers, directors, agents, partners, members, managers, employees, present and future stockholders, assigns and affiliates thereof (the “Company Released Parties”) from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising on or prior to the closing of the transactions contemplated hereby, which Rea can, shall or may have against the Company Released Parties, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue (other than with respect to a breach of a covenant by such parties under this Agreement).

4. Public Disclosure. Rea will not make any public disclosures or filings in connection with the transactions contemplated by this Agreement, whether voluntary or required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, unless he has furnished a copy thereof to the Company for its review prior to such disclosure or filing and the Company approves such disclosure or filing, which approval shall not be unreasonably withheld, conditioned or delayed.

5. Legal and Equitable Remedies. The Company has the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies the Company may have at law or in equity for breach of this Agreement.

6. Validity and Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be illegal, invalid or unenforceable and the rights and obligations of the Parties hereto shall be construed and enforced accordingly.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflict of laws principles.

8. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties hereto shall pay their respective fees and expenses incurred in connection herewith.

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9. Entire Agreement. This Agreement contains the sole and entire agreement and understanding of each of the Parties with respect to the subject matter hereof, and any and all other discussions, negotiations, representations, commitments, understandings, promises, and agreements relating to the entire subject matter of this Agreement are merged into this Agreement. Each Party to this Agreement further acknowledges and agrees that no other agreement or representation, whether written, oral, or implied, other than those expressly contained or referred to in this Agreement, shall be deemed to exist or bind the Parties with respect to the entire subject matter of this Agreement. Each Party represents and acknowledges that in executing this Agreement, such Party does not rely on, has not relied on, and specifically disavows any reliance on any communications, promises, statements, inducements, or representation(s), oral or written, by any other Party or its agents except as expressly contained in this Agreement.

10. Survival. All representations, warranties, and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Date and shall continue in full force and effect thereafter according to their terms without limit as to duration.

11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties.

12. Assignment; Binding Effect. No Party has or shall assign any of its respective rights, interests or obligations hereunder without the prior written consent of the other Party, which consent may be granted or withheld in such other Party’s sole discretion. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13. Counterparts. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

14. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

15. Construction. As used in this Agreement, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision.

16. Facsimile and Electronic Signatures. A facsimile copy of a signature or a signature transmitted electronically (e.g., by ..pdf) shall be deemed an original signature for purposes of enforcing this Agreement.

[End of Agreement; Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

AYRO, Inc.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Executive Chairman

/s/ Natale Rea
Natale Rea

SIGNATURE PAGE TO STOCK REPURCHASE AGREEMENT